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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2003

MIDWAY GAMES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12367 (Commission File Number)	22-2906244 (I.R.S. Employer Identification Number)
2704 West Roscoe Street, Chicago, Illinois 60618 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (773) 961-2222

Item 5.    Other Events and Regulation FD Disclosure.

        Midway Games Inc. recently was informed by the staff of the Securities and Exchange Commission (the "SEC") that the SEC is conducting a formal, non-public inquiry into a matter entitled "In the Matter of Certain Video Game Manufacturers and Distributors". In connection with the investigation the SEC is requesting information from Midway pursuant to Section 21(a)(1) of the Securities Exchange Act of 1934. The SEC has advised Midway that its formal investigation is non-public and should not be construed as an indication from the SEC or its staff that any violations of the law have occurred, nor should it reflect negatively upon any person, entity or security. At this time, Midway cannot predict the impact, if any, of this inquiry on its business, financial condition or results of operations. Midway intends to cooperate fully with the SEC in the conduct of its investigation.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.
July 21, 2003	By:	/s/ DAVID F. ZUCKER David F. Zucker, President and Chief Executive Officer

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  Item 5. Other Events and Regulation FD Disclosure.
SIGNATURE